LIMITED POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that I,   John T. Stout, Jr. , the undersigned,
of _31 W 69th Street_ (address), City of _Mission Hills_, County of _Johnson_, State of _KS_, hereby make, constitute and appoint each of Mary J. Schroeder, Nicholas C. Conrad, and Russell J. Mitchell each of The Andersons, Inc., 480 W. Dussel Drive, Maumee, Ohio 43537, my true and lawful limited attorney-in-fact for me and in my name, place and stead, giving severally unto said Mary J. Schroeder, Nicholas C. Conrad, and Russell J. Mitchell full power individually to (i) execute and to file with the Securities and Exchange Commission ("SEC") as my limited attorney-in-fact, any and all SEC Forms 3, 4, 5 or 144 required to be filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, and (ii) execute and deliver any and all exercise orders, certificates, commitments and other agreements necessary or appropriate in connection with any exercise of my stock options for shares in The Andersons, Inc., do any and all other acts to effectuate the foregoing, and execute and submit all SEC filings necessary or appropriate in connection therewith, in connection with my beneficial ownership of equity securities of The Andersons, Inc., or options for such equity securities, for the calendar years 2009, 2010, and 2011.

The rights, powers, and authority of each limited attorney-in-fact herein granted shall commence and be in full force and effect as of the date hereof; and such rights, powers, and authority shall remain in full force and effect thereafter through and including January 6, 2012.

IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney as of this ___23rd____ day of __October__, 2009.

__John T. Stout Jr._____
(Signature)  John T. Stout, Jr.
State of ___Ohio_______)
			    )  ss
County of __Lucas______)

	On this ___23rd_____ day of __October____, 2009, before me a notary public in and for said state, personally appeared __John T. Stout, Jr.__ , to me personally known, who being duly sworn, acknowledged that he/she had executed the foregoing instrument for purposes therein mentioned and set forth.
                       _____Judy A. Baldwin________
				NOTARY PUBLIC

My Commission Expires:
____02/01/2010_______